UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 30, 2005
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51360 (Commission File Number)	20-2197030 (I.R.S. Employer Identification No.)
4643 South Ulster Street, Suite 1300 Denver CO 80237
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          As a result of the promulgation of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), Liberty Global, Inc. (the “Registrant”) has proposed to enter into modification agreements with those of its employees (the “Affected Employees”) who are U.S. taxpayers and who hold stock appreciation rights that were granted in 2003 under the UnitedGlobalCom, Inc. 2003 Equity Incentive Plan (Amended and restated effective October 17, 2003) which do not meet certain criteria specified in Section 409A (each, a “Capped SAR”). The Affected Employees include three of the Registrant’s executive officers. As a result of the June 15, 2005 business combination transaction pursuant to which the Registrant became the parent company of UnitedGlobalCom, Inc. and Liberty Media International, Inc., the Capped SARs now relate to shares of the Registrant’s common stock.
          Section 409A was enacted to impose significant restrictions on deferred compensation arrangements for U.S. taxpayers. Any U.S. taxpaying employee with a deferred compensation arrangement that does not comply with Section 409A will be subject to an additional 20% tax above income tax rates, together with acceleration of income and other possible penalties. Because the Capped SARs were originally granted with a “base” price that was less than the fair market value of the underlying common stock at the time of grant, certain modifications must be made to the Capped SARs in order to comply with Section 409A and avoid the additional tax. The modifications apply to those Capped SARs vesting after December 31, 2004 and would eliminate the right of the Capped SAR holder to defer exercise of the Capped SAR following vesting. As of November 30, 2005, approximately 661,000 Capped SARs with respect to the Registrant’s Series A common stock and 661,000 Capped SARs with respect to the Registrant’s Series C common stock would be subject to the onerous tax consequences of Section 409A absent modification. Currently the capped payment per Capped SAR is $4.06 in the case of the Series A common stock and $3.83 in the case of the Series C common stock.
          On November 30, 2005, we distributed to each Affected Employee an Amendment to Stock Appreciation Rights Agreement (the “Capped SAR Adjustment Amendment”). Pursuant to the form of Capped SAR Adjustment Amendment:
•	All Capped SARs that first became exercisable during calendar year 2005 and remain exercisable but unexercised at the close of trading on December 30, 2005 will be deemed automatically exercised in full on December 31, 2005.

•	All Capped SARs that first become exercisable after December 31, 2005 will be automatically deemed exercised on the first date they become exercisable. The payment for Capped SARs that are deemed automatically exercised will be made within five business days after the deemed exercise date and will be subject to required withholding for taxes.
          In order to obtain the benefits provided by the Capped SAR Adjustment Amendment, each Affected Employee must execute and return his or her Capped SAR Adjustment Amendment to the Registrant on or before December 30, 2005.
          The foregoing description of the form of Capped SAR Adjustment Amendment is qualified in its entirety by reference to the full text thereof included as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Name

99.1	Form of Amendment to Stock Appreciation Rights Agreement under the UnitedGlobalCom, Inc. 2003 Equity Incentive Plan (Amended and restated effective October 17, 2003)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2005

LIBERTY GLOBAL, INC.
By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Name

99.1	Form of Amendment to Stock Appreciation Rights Agreement under the UnitedGlobalCom, Inc. 2003 Equity Incentive Plan (Amended and restated effective October 17, 2003)

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